Exhibit 3(a)


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                       UNITED DOMINION REALTY TRUST, INC.


1. The name of the corporation is UNITED DOMINION REALTY TRUST, INC.

2. The purpose for which the corporation is organized is to qualify as a "real estate investment trust," as defined in section 856(a) and related sections of the Internal Revenue Code of 1954, as amended (together with the Treasury Regulations promulgated pursuant thereto, the "Code"). Except as its business may be limited by the purpose set forth above, the corporation may transact any and all lawful business not required to be specifically stated in these Articles for which corporations may be incorporated under the Virginia Stock Corporation Act (the "Act").

3. The corporation shall have authority to issue 150,000,000 shares of common stock having a par value of $1.00 per share and 25,000,000 shares of preferred stock without par value. The Board of Directors of the corporation, by adoption of an amendment of these Articles of Incorporation, may fix in whole or in part the preferences, limitations and relative rights, within the limits set forth in the Act, of any series within the preferred stock before the issuance of any shares of that series. Stockholders shall not have preemptive rights to acquire unissued shares of the corporation.

         (a)      9 1/4% Series A Cumulative Redeemable Preferred Stock.

                  (1) Designation and Number. A series of the preferred stock, designated the "9 1/4% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred"), is hereby established. The number of shares of the Series A Preferred shall be 4,600,000.

                  (2) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the corporation, the Series A Preferred shall rank senior to the common stock and any other capital stock of the corporation ranking, as to dividends and upon liquidation, junior to the Series A Preferred (collectively, "Junior Stock").

                  (3) Dividends. The holders of the then outstanding Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative preferential cash dividends at the rate of 9 1/4% of the liquidation preference of the Series A Preferred (equivalent to $2.3125 per share) per annum, payable quarterly in arrears in cash on the fifteenth day, or the next succeeding business day, of January, April, July and October in each year, beginning July 15, 1995 (each such day being hereinafter called a "Dividend Payment Date" and each period

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         beginning on the day next following a Dividend Payment Date and ending on the next following Dividend Payment Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on the first day of the calendar month in which the applicable Dividend Payment Date falls on or such date as shall be fixed by the Board of Directors at the time of declaration of the dividend (the "Dividend Record Date"), which shall be not less than 10 nor more than 30 days preceding the Dividend Payment Date. The amount of any dividend payable for the initial Dividend Period and for any other partial Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series A Preferred shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) the corporation has earnings, (ii) dividends on such shares are declared or (iii) on any Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series A Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series A Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series A Preferred and such other series of preferred stock bear to each other.

                  Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series A Preferred for all past dividend periods and the then current dividend period, (i) no dividends shall be declared or paid or set apart for payment on the preferred stock of the corporation ranking, as to dividends, on a parity with or junior to the Series A Preferred for any period, and (ii) no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Stock or any other capital stock of the corporation ranking on a parity with the Series A Preferred as to dividends or upon liquidation ("Parity Stock"), nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Stock) by the corporation (except by conversion into or exchange for Junior Stock).

                  Any dividend payment made on shares of the Series A Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

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                  No dividends on shares of Series A Preferred shall be declared by the Board of Directors of the corporation or paid or set apart for payment by the corporation at such time as the terms and provisions of any agreement of the corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                  The amount of any dividends accrued on any shares of Series A Preferred at any Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series A Preferred at any date other than a Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                  Accrued but unpaid dividends on the Series A Preferred will not bear interest. Holders of the Series A Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                  Except as provided in these Articles, the Series A Preferred shall not be entitled to participate in the earnings or assets of the corporation.

                  (4)      Liquidation Rights.

                  (A) Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the holders of shares of the Series A Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the corporation legally available for distribution to its shareholders, before any distribution shall be made to the holders of common stock or any other capital stock of the corporation ranking junior to the Series A Preferred upon liquidation, a liquidation preference of $25.00 per share, plus accrued and unpaid dividends thereon to the date of payment.

                  (B) After the payment to the holders of the shares of the Series A Preferred of the full liquidation preference provided for in this paragraph (4), the holders of the Series A Preferred as such shall have no right or claim to any of the remaining assets of the corporation.

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                  (C) If, upon any voluntary or involuntary dissolution,
         liquidation, or winding up of the corporation, the amounts payable with respect to the liquidation preference of the shares of the Series A Preferred and any other shares of stock of the corporation ranking as to any such distribution on a parity with the shares of the Series A Preferred are not paid in full, the holders of the shares of the Series A Preferred and of such other shares will share ratably in any such distribution of assets of the corporation in proportion to the full respective liquidation preferences to which they are entitled.

                  (D) Neither the sale, lease, transfer or conveyance of all or substantially all the property or business of the corporation, nor the merger or consolidation of the corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (4).

                  (5)      Redemption.

                  (A) Right of Optional Redemption. The Series A Preferred is not redeemable prior to April 24, 2000. On and after April 24, 2000, the corporation may, at its option, redeem at any time all or, from time to time, part of the Series A Preferred at a price per share (the "Series A Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series A Redemption Date"), without interest. In case of redemption of less than all shares of Series A Preferred at the time outstanding, the shares of Series A Preferred to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Series A Preferred held by such holders (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the corporation.

                  (B) Procedures for Redemption.

                  (i) Notice of any redemption will be (a) given by publication in a newspaper of general circulation in the City of New York, New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Series A Redemption Date, and (b) mailed by the corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series A Redemption Date, addressed to the respective holders of record of the Series A Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the corporation. No failure to give

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         such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred except as to the holder to whom the corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred may be listed or admitted to trading, such notice shall state: (a) the Series A Redemption Date; (b) the Series A Redemption Price; (c) the number of shares of Series A Preferred to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series A Redemption Date. If less than all the shares of Series A Preferred held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred held by such holder to be redeemed.

                  (ii) If notice of redemption of any shares of Series A Preferred has been published and mailed in accordance with subparagraph
         (5)(B)(i) above and provided that on or before the Series A Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the corporation, separate and apart from its other funds in trust for the benefit of any holders of the shares of Series A Preferred so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series A Redemption Date, dividends on such shares of Series A Preferred shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred and all rights of the holders thereof as shareholders of the corporation (except the right to receive the Series A Redemption Price) shall terminate. Upon surrender, in accordance with said notice, of the certificates for any shares of Series A Preferred so redeemed (properly endorsed or assigned for transfer, if the corporation shall so require and the notice shall so state), such shares of Series A Preferred shall be redeemed by the corporation at the Series A Redemption Price. In case less than all the shares of Series A Preferred represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series A Preferred without cost to the holder thereof.

                  (iii) The deposit of funds with a bank or trust company for the purpose of redeeming Series A Preferred shall be irrevocable except that:

                           (a) the corporation shall be entitled to receive from
                  such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

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                           (b) any balance of monies so deposited by the
                  corporation and unclaimed by the holders of the Series A Preferred entitled thereto at the expiration of two years from the applicable Series A Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the corporation shall look only to the corporation for payment without interest or other earnings.

                  (C)      Limitations on Redemption

                  (i) The Series A Redemption Price (other than the portion thereof consisting of accrued and unpaid dividends) shall be payable solely out of the sale proceeds of other capital stock of the corporation and from no other source.

                  (ii) Unless full cumulative dividends on all shares of Series A Preferred shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series A Preferred shall be redeemed (unless all outstanding shares of Series A Preferred are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by exchange for Junior Stock); provided, however, that the foregoing shall not prevent the redemption of Series A Preferred pursuant to Article 4 or the purchase or acquisition of Series A Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred.

                  (D) Rights to Dividends on Shares Called for Redemption. If the Series A Redemption Date is after a Dividend Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the shares of Series A Preferred to be redeemed are registered at the close of business on such Dividend Record Date notwithstanding the redemption thereof between such Dividend Record Date and the related Dividend Payment Date or the corporation's default in the payment of the dividend due. Except as provided in this paragraph (5), the corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series A Preferred.

                  (6) Voting Rights. Except as required by the Virginia Stock Corporation Act and except as otherwise provided in this paragraph (6), the holders of the Series A Preferred shall not be entitled to vote at any meeting of the shareholders for election of directors or for any other purpose or otherwise to participate in any action taken by the corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.

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                  (A) Whenever dividends on any shares of Series A Preferred shall be in arrears for six or more consecutive quarterly periods, the holders of such shares of Series A Preferred (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the corporation at a special meeting called by the holders of record of at least 10% of the Series A Preferred or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the corporation will be increased by two directors.

                  (B) So long as any shares of Series A Preferred remain outstanding, the corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Series A Preferred outstanding at the time, (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of these Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  (C) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

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                  (D) So long as the Series A Preferred is listed or admitted to trading on the New York Stock Exchange, then notwithstanding anything to the contrary in these Articles, including without limitation Article 8, approval by the holders of at least two-thirds of the outstanding shares of the Series A Preferred shall be required for adoption of any amendment of these Articles or of the bylaws of the corporation that would materially affect the existing terms of the Series A Preferred.

                  (7) Conversion of Series A Preferred. The Series A Preferred is not convertible into or exchangeable for any other property or securities of the corporation.

         (b)      8.60% Series B Cumulative Redeemable Preferred Stock.

                  (1) Designation and Number. A series of the preferred stock, designated the "8.60% Series B Cumulative Redeemable Preferred Stock" (the "Series B Preferred"), is hereby established. The number of shares of the Series B Preferred shall be 6,900,000. Such number shall include 400,000 unissued shares of the Series A Preferred, which are hereby redesignated as 400,000 shares of the Series B Preferred.

                  (2) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the corporation, the Series B Preferred shall rank pari passu with the Series A Preferred and senior to the common stock and any other capital stock of the corporation ranking, as to dividends and upon liquidation, junior to the Series A Preferred (collectively, "Junior Stock").

                  (3) Dividends. The holders of the then outstanding Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative preferential cash dividends at the rate of 8.60% of the liquidation preference of the Series B Preferred (equivalent to $2.15 per share) per annum, payable quarterly in arrears in cash on the last day, or the next succeeding business day, of February, May, August and November in each year, beginning August 31, 1997 (each such day being hereinafter called a "Dividend Payment Date" and each period beginning on the day next following a Dividend Payment Date and ending on the next following Dividend Payment Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls on or such date as shall be fixed by the Board of Directors at the time of declaration of the dividend (the "Dividend Record Date"), which shall be not less than 10 nor more than 30 days preceding the Dividend Payment Date. The amount of any dividend payable for the initial Dividend Period and for any partial Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series B Preferred shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) the corporation has earnings, (ii) dividends on such shares are declared or (iii) on any Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series B Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series B Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series B Preferred and such other series of preferred stock bear to each other.

                  Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series B Preferred for all past dividend periods and the then current dividend period, (i) no dividends shall be declared or paid or set apart for payment on the preferred stock of the corporation ranking, as to dividends, on a parity with or junior to the Series B Preferred for any period, and (ii) no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Stock or any other capital stock of the corporation ranking on a parity with the Series B Preferred as to dividends or upon liquidation ("Parity Stock"), nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Stock) by the corporation (except by conversion into or exchange for Junior Stock).

                  Any dividend payment made on shares of the Series B Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

                  No dividends on shares of Series B Preferred shall be declared by the Board of Directors of the corporation or paid or set apart for payment by the corporation at such time as the terms and provisions of any agreement of the corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

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                  The amount of any dividends accrued on any shares of Series B
         Preferred at any Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series B Preferred at any date other than a Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                  Accrued but unpaid dividends on the Series B Preferred will not bear interest. Holders of the Series B Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                  Except as provided in these Articles, the Series B Preferred shall not be entitled to participate in the earnings or assets of the corporation.

                  (4)      Liquidation Rights.

                  (A) Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the holders of shares of the Series B Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the corporation legally available for distribution to its shareholders, before any distribution shall be made to the holders of common stock or any other capital stock of the corporation ranking junior to the Series B Preferred upon liquidation, a liquidation preference of $25.00 per share, plus accrued and unpaid dividends thereon to the date of payment.

                  (B) After the payment to the holders of the shares of the Series B Preferred of the full liquidation preference provided for in this paragraph (4), the holders of the Series B Preferred as such shall have no right or claim to any of the remaining assets of the corporation.

                  (C) If, upon any voluntary or involuntary dissolution, liquidation or winding up of the corporation, the amounts payable with respect to the liquidation preference of the shares of the Series B Preferred and any other shares of stock of the corporation ranking as to any such distribution on a parity with the shares of the Series B Preferred are not paid in full, the holders of the shares of the Series B Preferred and of such other shares will share ratably in any such distribution of assets of the corporation in proportion to the full respective liquidation preferences to which they are entitled.

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                  (D) Neither the sale, lease, transfer or conveyance of all or substantially all the property or business of the corporation, nor the merger or consolidation of the corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (4).

                  (5)      Redemption.

                  (A) Right of Optional Redemption. The Series B Preferred is not redeemable prior to May 29, 2007. On and after May 29, 2007, the corporation may, at its option, redeem at any time all or, from time to time, part of the Series B Preferred at a price per share (the "Series B Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series B Redemption Date"), without interest. In case of redemption of less than all shares of Series B Preferred at the time outstanding, the shares of Series B Preferred to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Series B Preferred held by such holders (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the corporation.

                  (B) Procedures for Redemption.

                  (i) Notice of any redemption will be (a) given by publication in a newspaper of general circulation in the City of New York, New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Series B Redemption Date, and (b) mailed by the corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series B Redemption Date, addressed to the respective holders of record of the Series B Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred except as to the holder to whom the corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred may be listed or admitted to trading, such notice shall state: (a) the Series B Redemption Date; (b) the Series B Redemption Price; (c) the number of shares of Series B Preferred to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series B Redemption Date. If less than all the shares of Series B Preferred held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred held by such holder to be redeemed.

                  (ii) If notice of redemption of any shares of Series B Preferred has been published and mailed in accordance with subparagraph
         (5)(B)(i) above and provided that on or before the Series B Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the corporation, separate and apart from its other funds in trust for the benefit of any holders of the shares of Series B Preferred so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series B Redemption Date, dividends on such shares of Series B Preferred shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series B Preferred and all rights of the holders thereof as shareholders of the corporation (except the right to receive the Series B Redemption Price) shall terminate. Upon surrender, in accordance with said notice, of the certificates for any shares of Series B Preferred so redeemed (properly endorsed or assigned for transfer, if the corporation shall so require and the notice shall so state), such shares of Series B Preferred shall be redeemed by the corporation at the Series B Redemption Price. In case less than all the shares of Series B Preferred represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series B Preferred without cost to the holder thereof.

                  (iii) The deposit of funds with a bank or trust company for the purpose of redeeming Series B Preferred shall be irrevocable except that:

                           (a) the corporation shall be entitled to receive from
                  such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                           (b) any balance of monies so deposited by the
                  corporation and unclaimed by the holders of the Series B Preferred entitled thereto at the expiration of two years from the applicable Series B Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the corporation shall look only to the corporation for payment without interest or other earnings.

                  (C)      Limitations on Redemption

                  (i) The Series B Redemption Price (other than the portion thereof consisting of accrued and unpaid dividends) shall be payable solely out of the sale proceeds of other capital stock of the corporation and from no other source.

                  (ii) Unless full cumulative dividends on all shares of Series B Preferred shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series B Preferred shall be redeemed (unless all outstanding shares of Series B Preferred are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by exchange for Junior Stock); provided, however, that the foregoing shall not prevent the redemption of Series B Preferred pursuant to Article 4 or the purchase or acquisition of Series B Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred.

                  (D) Rights to Dividends on Shares Called for Redemption. If the Series B Redemption Date is after a Dividend Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the shares of Series B Preferred to be redeemed are registered at the close of business on such Dividend Record Date notwithstanding the redemption thereof between such Dividend Record Date and the related Dividend Payment Date or the corporation's default in the payment of the dividend due. Except as provided in this paragraph (5), the corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series B Preferred.

                  (6) Voting Rights. Except as required by the Virginia Stock Corporation Act and except as otherwise provided in this paragraph (6), the holders of the Series B Preferred shall not be entitled to vote at any meeting of the shareholders for election of directors or for any other purpose or otherwise to participate in any action taken by the corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.

                  (A) Whenever dividends on any shares of Series B Preferred shall be in arrears for six or more consecutive quarterly periods, the holders of such shares of Series B Preferred (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the corporation at a special meeting called by the holders of record of at least 10% of the Series B Preferred or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the corporation will be increased by two directors.

                  (B) So long as any shares of Series B Preferred remain outstanding, the corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Series B Preferred outstanding at the time, (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series B Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of these Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  (C) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                  (D) So long as the Series B Preferred is listed or admitted to trading on The New York Stock Exchange, then notwithstanding anything to the contrary in these Articles, including without limitation Article 8, approval by the holders of at least two-thirds of the outstanding shares of the Series B Preferred shall be required for adoption of any amendment of these Articles or of the bylaws of the corporation that would materially affect the existing terms of the Series B Preferred.

                  (7) Conversion of Series B Preferred. The Series B Preferred is not convertible into or exchangeable for any other property or securities of the corporation.

4. If the Board of Directors of the corporation shall, at any time and in good faith, be of the opinion that direct or indirect ownership of shares of the corporation has or may become concentrated in any individual or individuals to an extent which would disqualify the corporation as a "real estate investment trust" under the requirements of the Code applicable of the qualification of "real estate investment trusts" (the "REIT provisions'), then the corporation shall have the power.

         (a) to call for redemption by lot or other means deemed equitable by the Board of Directors and to redeem a number of concentrated shares sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of shares of the corporation into conformity with the REIT provisions; and

         (b) to stop the transfer of its shares to any person whose acquisition thereof would, in the opinion of the Board of Directors, result in such disqualification. The per share redemption price of any shares redeemed by the corporation pursuant to paragraph (a) of this Article 4 shall be the highest closing bid price quotation (if then traded over the counter) or the closing sale price (if then listed on a national securities exchange) for the shares as of the business day preceding the day on which notice of redemption is given as reported by any source reasonably believed reliable by the Board of Directors, or, if no bid price quotation or closing sale price for the shares is available, as determined in good faith by the Board of Directors, From and after the date fixed for redemption by the Board of Directors, the holder of any shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares excepting only the right to payment of the redemption price fixed as aforesaid. For the purpose of this Article 4, the terms "individual" and "ownership" of shares shall be defined in accordance with or by reference to the REIT provisions.

5. Holders of shares of the corporation shall upon demand disclose to the corporation in writing such information with respect to direct and indirect ownership thereof as the Board of Directors may deem necessary to enable the corporation to comply with the REIT provisions or to comply with the requirements of any other taxing authority.

6. The number of directors of the corporation shall be fixed by the By-Laws or, in the absence of a By-Law fixing such number, shall be three.

7. (a) To the full extent that the Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages. In the event that the Act shall be construed to require in any case in which such liability may be so limited or eliminated, as a condition of limitation or elimination thereof, specification in these Articles of an amount in dollars and/or cents as the amount of the liability of directors or officers, such amount is hereby specified at zero dollars and zero cents ($0.00), in cases in which such liability may be eliminated, and at the minimum amount permitted by the Act, expressed in dollars and/or cents, in cases in which such liability may be limited.

         (b) To the full extent permitted and in the manner prescribed by the Act, as it exists on the date hereof or may hereafter be amended, and any other applicable law, the corporation shall indemnify a director or officer of the corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

         (c) The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to cause the corporation to indemnify or contract in advance to indemnify any person not specified in paragraph (b) of this Article 7 who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were required to be indemnified by paragraph (b).

         (d) The corporation may purchase and maintain insurance to indemnify it against the whole or any portion of its liability under this Article 7 and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the corporation would have power to indemnify such person against such liability under the provisions of this Article 7.

         (e) In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to paragraph (a) of this Article 7 shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

         (f) The provisions of this Article 7 shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof by stockholders, whether arising from any action taken or failure to act before or after such adoption. No amendment or repeal of this Article 7 shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment or repeal.

         (g) References herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

8. Except as otherwise required by the Act, by these Articles, or by the Board of Directors acting pursuant to Subsection C of Section 13.1-707 of the Act, or any successor provision, the vote required to approve an amendment or restatement of these Articles, other than an amendment or restatement that amends or affects the shareholder vote required by the Act to approve a merger, share exchange, sale of all or substantially all of the corporation's assets or the dissolution of the corporation, shall be a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment.